Exhibit 99.1

ChannelAdvisor Announces Long-term Financial Targets, Share Repurchase Authorization
2025 Revenue targeted to exceed $250 million with adjusted EBITDA in excess of $50 million
Board of Directors authorizes opportunistic share repurchases of up to $25 million
Research Triangle Park, N.C. — September 16, 2021 – ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions, today announced long-term financial targets and authorization by its Board of Directors of a share repurchase program. ChannelAdvisor targets revenue of at least $250 million and adjusted EBITDA of at least $50 million for its year ending December 31, 2025. Adjusted EBITDA is a non-GAAP financial measure that excludes depreciation, amortization, income tax (benefit) expense, net interest expense, stock-based compensation expense, changes in fair value of acquisition-related contingent consideration and one-time transaction costs associated with acquisitions.
Additionally, the repurchase program authorized by the Board of Directors allows for the repurchase of up to $25 million worth of shares of ChannelAdvisor stock through August 2022. This time frame can also be extended or shortened by the Board of Directors. Share purchases will be executed opportunistically, with the aim of maximizing return on investment. Repurchases, if any, will be made from time-to-time on the open market at prevailing prices or in negotiated transactions off the market.
The company will provide more details regarding its financial strategy and capital allocation framework at its previously-announced Virtual Analyst Day on September 17, 2021 at 9:00 a.m. ET.
“In advance of tomorrow’s Virtual Analyst Day, we’re excited to share our long-term plan, which targets sustained double-digit revenue growth combined with strong margins and cash flow”, stated David Spitz, ChannelAdvisor’s chief executive officer. “We’re also pleased to announce that our Board of Directors has authorized us to repurchase up to $25 million of our shares. We look forward to discussing our long-term vision, value creation path and capital allocation strategy at our analyst day tomorrow. We enjoy a strong financial model, solid unit economics, and a leadership position in a large and growing market, and as we enter our third decade of serving customers, we believe now more than ever, this is our time.”
As previously announced, the company will hold a Virtual Analyst Day on September 17, 2021 at 9:00 a.m. ET. The event will be accessible at http://ir.channeladvisor.com, and a recorded version of this event will be available for replay afterwards.

Exhibit 99.1
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For over two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with consumers around the world, optimizing their operations for peak performance and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Facebook, Google, Walmart, and hundreds more. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our long-term revenue and adjusted EBITDA outlook and our plans to repurchase outstanding shares of common stock. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to generate free cash flow; the market price of our common stock; the impact of the COVID-19 pandemic on global economic conditions and on our revenues and financial performance; our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our international operations; our ability to align our expenses with revenue; and risks related to security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these

Exhibit 99.1
forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.

Investor Contact:
ChannelAdvisor Corporation
Raiford Garrabrant
(919) 228-4817
raiford.garrabrant@channeladvisor.com
Media Contact:
ChannelAdvisor Corporation
Tamara Gibbs
(919) 249-9798
tamara.gibbs@channeladvisor.com